UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2017
 _________________________

UCP, Inc.
(Exact Name of Registrant as Specified in Charter)
_________________________

Delaware	1-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	99 Almaden Boulevard Suite 400 San Jose, California	95113
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, UCP, Inc. (the “Company”) entered into an amended and restated  employment agreement with each of Dustin L. Bogue, the Company’s President and Chief Executive Officer, and James M. Pirrello, the Company’s Chief Financial Officer (each, an “Amended and Restated Employment Agreement”). The relevant Amended and Restated Employment Agreement amends and restates the Company’s employment agreement with Mr. Bogue, dated as of July 23, 2013 (as amended on April 1, 2016), and the Company’s employment agreement with Mr. Pirrello, dated as of January 15, 2016 (each, a “Prior Employment Agreement”), as applicable to: (i) extend the Employment Period (as such term is defined in each Amended and Restated Employment Agreement), (ii) amend the definition of Good Reason (as such term is defined in each Amended and Restated Employment Agreement) and (iii) provide for the reimbursement of any costs incurred by Messrs. Bogue or Pirrello in enforcing their rights under the relevant Amended and Restated Employment Agreement and awards thereunder. The Amended and Restated Employment Agreements do not alter any of the other material terms of the Prior Employment Agreements. The foregoing summary of the Amended and Restated Employment Agreements is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreements, copies of which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Additionally, Mr. Bogue’s base salary was increased from $500,000 to $530,000 per annum and Mr. Pirrello’s base salary was increased from $375,000 to $400,000 per annum, in each case effective as of February 1, 2017.

Item. 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Amended and Restated Employment Agreement, dated as of February 1, 2017, between UCP, Inc. and Dustin L. Bogue

10.2	Amended and Restated Employment Agreement, dated as of February 1, 2017, between UCP, Inc. and James M. Pirrello

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2017

UCP, Inc.

By:	/s/ W. Allen Bennett
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of February 1, 2017, between UCP, Inc. and Dustin L. Bogue

10.2	Amended and Restated Employment Agreement, dated as of February 1, 2017, between UCP, Inc. and James M. Pirrello